Exhibit 99.1 USActive 60008689.3 WHEELER POSTS SIMPLIFIED SERIES D REDEMPTION FORMS ON ITS WEBSITE VIRGINIA BEACH, VA - October 18, 2023 - Based on shareholder feedback, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler” or the “Company”) today posted simplified versions of the Holder Redemption Notice and the Stock Ownership Statement (collectively, the “Series D Redemption Forms”) to its website for use by holders of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) who wish to redeem their Series D Preferred Stock. The Company will continue to accept earlier versions of the forms that were previously posted to the Company’s website if submitted by a holder of Series D Preferred Stock. The simplified Series D Redemption Forms are available at https://ir.whlr.us/series-d/series-d- redemption. Any holder of Series D Preferred Stock that has any questions regarding the completion of the Series D Redemption Forms can contact Investor Relations at investorrelations@whlr.us. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein. Contact Investor Relations: (757) 627-9088 Email: investorrelations@whlr.us About Wheeler Real Estate Investment Trust, Inc. Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visitwww.whlr.us.